UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 - 500 Burrard Street Vancouver BC V6C 0A3 Canada
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market
Unit A Warrants	VSSYW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 23, 2024, Luis Goldner was appointed as Chief Executive Officer of Versus Systems Inc. (the “Company”). On November 4, 2024, the Company notified The Nasdaq Capital Market (“Nasdaq”) that the Company was not in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) (the “Audit Committee Composition Requirement”) or the compensation committee requirement under Nasdaq Listing Rule 5605(d)(5) (the “Compensation Committee Composition Requirement”), due to the audit committee (the “Audit Committee”) and the compensation committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”) not being made up of all independent members, solely due to Mr. Goldner’s appointment as Chief Executive Officer. In addition, the Company notified Nasdaq on such date that the Company is not in compliance with the quorum requirement under Nasdaq Listing Rule 5620(c)(i) (the “Quorum Requirement”) because the Company’s articles do not require a quorum for shareholders’ meetings of at least 33 1/3% of the outstanding Common Shares of the Company and the Company is no longer a foreign private issuer eligible for the exemption from the Quorum Requirement under Nasdaq Listing Rule 5615(a)(3).

On November 7, 2024, the Board removed Mr. Goldner from the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board due to his non-independent status and, accordingly, regained compliance with the Compensation Committee Composition Requirement. To regain compliance with the Audit Committee Composition Requirement of Nasdaq Listing Rule 5605(c)(2)(A), the Company intends to appoint a new independent director to the Board and Audit Committee.

To regain compliance with the Quorum Requirement, the Company intends to include a quorum that satisfies the Quorum Requirement of Nasdaq Listing Rule 5620(c)(i) in the bylaws of the Company proposed to be adopted in connection with the proposed domestication of the Company, which, as previously disclosed, is expected to be presented for approval at the Company’s annual shareholders’ meeting expected to be held in December 2024.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements.” Statements in this Current Report on Form 8-K which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future, including statements regarding the Company’s plans to regain compliance. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: uncertainty whether the Company will regain compliance with the Audit Committee Composition Requirement and Quorum Requirement within the timelines as disclosed herein or as required by Nasdaq, failing which, the Company’s securities may be delisted by Nasdaq; uncertainty whether the Company would appeal any delisting notice or whether any such appeal would be successful, failing which, the Company’s securities will be delisted by Nasdaq; and the risk that delisting of the Company’s securities may have a material adverse effect on the Company’s share liquidity and trading price and on the Company’s ability to obtain financing and continue its business. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time-to-time with the Securities and Exchange Commission at www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed in Canada from time-to-time under the Company’s profile on SEDAR+ at https://www.sedarplus.ca.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: November 8, 2024	By:	/s/ Luis Goldner
	Name:	Luis Goldner
	Title:	Chief Executive Officer

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